Exhibit 99.1

Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Paul Taaffe
(704) 227-3623
ptaaffe@fairpoint.com

Media Contact:
Angelynne Beaudry
(207) 210-3079
aamores@fairpoint.com

FAIRPOINT COMMUNICATIONS ACCEPTS $37.4 MILLION IN ANNUAL CONNECT AMERICA FUNDING TO EXPAND BROADBAND SERVICE TO 105,000 LOCATIONS

Charlotte, N.C. (August 18, 2015) - FairPoint Communications, Inc. (Nasdaq: FRP) (“FairPoint” or the “Company”), a leading communications provider, today announced it has accepted $37.4 million in annual support from the Federal Communications Commission’s (FCC) Phase II of the Connect America Fund (CAF). By accepting these funds, the Company is committing to construct and operate network infrastructure and offer broadband service speeds of at least 10 Mbps download and 1 Mbps upload to approximately 105,000 locations in 14 states. The support program and the FairPoint commitment run over six years.

“FairPoint enthusiastically supports the positive intent of CAF Phase II to bring broadband to underserved areas of the United States, and we are excited to participate in this FCC-administered program,” said Chief Executive Officer Paul H. Sunu. “We are committing hundreds-of-millions of dollars in capital to build and upgrade infrastructure in our service territories to extend affordable broadband services to remote areas which will help businesses and residents alike stay connected to the world.”

The FCC developed CAF as a part of its mandate to shift federal support from voice service in high cost service areas to broadband build out and operation in high cost service areas. Under Phase I of CAF, over the last three years, FairPoint has successfully delivered upgraded broadband service to over 7,400 locations in unserved and underserved areas utilizing $4.9 million of incremental federal support and the Company’s own capital. CAF Phase II will accelerate the FCC’s mandate by explicitly supporting the development and operation of broadband in high cost service areas.

Qualifying locations eligible for service as a part of the six-year build are determined by the FCC. The Company’s election to accept CAF II funding is required on a state by state basis, and while some locations will prove to be uneconomical to serve, the Company made its acceptance decisions based on many factors including the totality of the business and regulatory model for each state. Following thorough evaluation, FairPoint has accepted support for 14 states and declined the offers for its service areas in Colorado and Kansas. FairPoint remains committed to all of its customers and will continue to make investments in its network as well as evaluate the competitive bidding process in Colorado and Kansas as prescribed by the FCC.

2015 Guidance

For fiscal 2015, the Company expects that it will no longer be eligible to receive its current high cost voice support of $39.3 million (“CAF frozen support”), subject to certain transition rules. The net impact of no longer receiving this revenue while accepting $37.4 million in CAF II funding as well as $7.4 million in transitional support will be offset by incremental spending associated with CAF Phase II in 2015. As a result, the Company is maintaining its guidance for Unlevered Free Cash Flow of $115 million to $125 million for the year, adjusted for Estimated Avoided Costs in the first quarter, and, despite a higher capital plan following acceptance of CAF II funding, continues to expect its annual capital expenditures to be less than $120 million in 2015. Unlevered Free Cash Flow refers to Adjusted EBITDA minus capital expenditures, pension contributions and cash payments for other post-employment benefits.

Consistent with others in our industry, FairPoint expects to recognize both the CAF II and transitional support as revenue, similar to historical treatment of CAF frozen support.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including but not limited to Adjusted EBITDA, Adjusted EBITDA minus Estimated Avoided Costs, Unlevered Free Cash Flow and Unlevered Free Cash Flow minus Estimated Avoided Costs, and the adjustments to the most directly comparable GAAP measure used to determine the non-GAAP measures. Management believes Adjusted EBITDA provides a useful measure of covenant compliance and Unlevered Free Cash Flow may be useful to investors in assessing the Company's ability to generate cash and meet its debt service requirements. The maintenance covenants contained in the Company's credit facility are based on Consolidated EBITDA, which is consistent with the calculation of Adjusted EBITDA.

For purposes of calculating Adjusted EBITDA (in accordance with the definition of Consolidated EBITDA in our credit agreement), costs, expenses and charges related to the renegotiation of labor contracts including, but not limited to, expenses for third-party vendors and losses related to disruption of operations (including any associated penalties under service level agreements and regulatory performance plans) are permitted to be excluded from the calculation. We believe this includes, among others, the costs paid to third-parties for the contingent workforce and service quality penalties due to the disruption of operations. On October 17, 2014, two of our labor unions in northern New England initiated a work stoppage and returned to work on February 25, 2015. As a result, significant union employee and vehicle and other related expenses related to northern New England were not incurred between October 17, 2014 and February 24, 2015 (the "work stoppage period"). Therefore, to assist in the evaluation of the Company's operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period by quarter that we believe would have been incurred absent the work stoppage ("Estimated Avoided Costs"). Estimated Avoided Costs is a pro forma estimate only. Actual costs absent the strike may have been different. In the fourth quarter of 2014 and first quarter of 2015, had our incumbent workforce been in place, actual labor costs during the work stoppage period may have been higher than the $33 million and $27 million, respectively, recorded as Estimated Avoided Costs due to significant winter storm activity that increased our service demands; however, those incremental storm-related costs would have been an allowed add back to Adjusted EBITDA under the credit agreement. Estimated employee expenses avoided during the work stoppage period include salaries and wages, bonus, overtime, capitalized labor, benefits, payroll taxes, travel expenses and other employee related costs based on a trailing 12-month average calculated per striking employee per day during the work stoppage period less any actual expense incurred. Estimated vehicle, fuel and maintenance expense savings, which resulted from the contingent workforce utilizing their own vehicles, for the work stoppage period were estimated based on a trailing 12-month average of historical costs less actual expense incurred. "Adjusted EBITDA minus Estimated Avoided Costs" and "Unlevered Free Cash Flow minus Estimated Avoided Costs" may be useful to investors in understanding our operating performance without the impact of the two unions' work stoppage.

The Company believes that the non-GAAP measures may be useful to investors in understanding period-to-period operating performance and in identifying historical and prospective trends that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, the non-GAAP measures are useful for investors because they enable them to view performance in a manner similar to the method used by the Company’s management.

However, the non-GAAP financial measures, as used herein, are not necessarily comparable to similarly titled measures of other companies. Furthermore, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, net income or loss, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA minus Estimated Avoided Costs, Unlevered Free Cash Flow, Unlevered Free Cash Flow minus Estimated Avoided Costs and related ratios should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. The Company compensates for these limitations by relying primarily on its GAAP results and using the non-GAAP measures only supplementally.

About FairPoint Communications, Inc.

FairPoint Communications, Inc. (Nasdaq: FRP) provides advanced data, voice and video technologies to single and multi-site businesses, public and private institutions, consumers, wireless companies and wholesale re-sellers in 17 states. Leveraging an owned, fiber-core Ethernet network - with more than 20,000 route miles of fiber, including approximately 17,000 route miles of fiber in northern New England - FairPoint has the network coverage, scalable bandwidth and transport capacity to support enhanced applications, including the next generation of mobile and cloud-based communications, such as small cell wireless backhaul technology, voice over IP, data center colocation services, managed services and disaster recovery. For more information, visit www.FairPoint.com.

Cautionary Note Regarding Forward-looking Statements

Some statements herein are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates”, "should", "could", "will" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company's plans, objectives, expectations and intentions and other factors, including the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the factors discussed in our Quarterly Report on Form 10-Q for the period ended June 30, 2015. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company's subsequent reports filed with the SEC.

Certain information contained herein may constitute guidance as to projected financial results and the Company's future performance that represent management's estimates as of the date hereof. This guidance, which consists of forward-looking statements, is prepared by the Company's management and is qualified by, and subject to, certain assumptions. Guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither the Company's independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto. Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and are based upon specific assumptions with respect to future business decisions, some of which will change. Management generally states possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent actual results, which could fall outside of the suggested ranges. The principal reason that the Company releases this data is to provide a basis for management to discuss the Company's business outlook with analysts and investors. The Company does not accept any responsibility for any projections or reports published by any such outside analysts or investors. Guidance is necessarily speculative in nature and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, the Company's guidance is only an estimate of what management believes is realizable as of the date hereof. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

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